UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Schedule 14C

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

(Amendment No. )

Check the appropriate box:

☒ Preliminary Information Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

☐ Definitive Information Statement

bowmo, Inc.
(Name of Registrant As Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

☒ No fee required

☐ Fee paid previously with preliminary materials.

☐ Fee computed on table in exhibit required by Item 25(b) of Schedule 14A (17 CFR 240.14a-101) per Item 1 of this Schedule and Exchange Act Rules 14c-5(g) and 0-11 bowmo, Inc.

99 Wall Street, Suite 891, New York, N.Y. 1005

(212) 398-0002

INFORMATION STATEMENT

November 17, 2023

THIS INFORMATION STATEMENT IS BEING PROVIDED TO

YOU BY THE BOARD OF DIRECTORS OF BOWMO, INC.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE

REQUESTED NOT TO SEND US A PROXY.

THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS’ MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN.

NOTICE OF STOCKHOLDER ACTION BY WRITTEN CONSENT

IN LIEU OF STOCKHOLDER MEETING

This notice and accompanying Information Statement is furnished to the holders of shares of common stock, par value $0.001 per share (our “Common Stock”), of bowmo, Inc., a Wyoming corporation (the “Company”), pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Regulation 14C and Schedule 14C thereunder, in connection with the approval of the action described below taken by unanimous written consent of the Board of Directors of the Company and by written consent of the holders of a majority of the voting power of the issued and outstanding capital stock of the Company: This Information Statement is being made available to the holders of record of the outstanding shares of Common Stock, as of the close of business on November 15, 2023 (the “Record Date”).

The purpose of this Information Statement is to advise the Company’s stockholders that, on November 15, 2023, in accordance with Section 17-16-704 of the Wyoming Business Corporation Act (the “WBCA”), the written consent of the holders of a majority of the voting power of the outstanding capital stock of the Company as of the Record Date (the “Consenting Stockholders”) approved the following corporate action:

(1)	Reduction of the number of authorized shares of Common Stock from Forty Billion (40,000,000,000) to Three Hundred Fifty Million (350,000,000) (the “Authorized Share Reduction”).

The consents that we have received approving the Authorized Share Reduction constitute the only stockholder approval required under the WBCA, our Articles of Incorporation, and our Bylaws. Accordingly, the Authorized Share Reduction will not be submitted to the other stockholders of the Company for a vote.

The accompanying Information Statement, which describes the Authorized Share Reduction in more detail, is being furnished to all of our stockholders for informational purposes only, pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Stockholders of record at the close of business on the Record Date are entitled to receive this Information Statement.

Pursuant to Rule 14c-2 of the Exchange Act, the actions described herein will not become effective until at least 20 calendar days following the date on which this Information Statement is first mailed to our stockholders of record.

This Information Statement will be mailed on or about December 7, 2023, to our stockholders of record as of the Record Date.

The accompanying Information Statement shall be considered the notice required under the WBCA.

Attached hereto for your review is an Information Statement relating to the above-described actions. The accompanying Information Statement is solely for information purposes only and does not require or request you to do anything. Please read this Information Statement carefully. It describes the essential terms of the actions to be taken. Additional information about the Company is contained in its reports filed with or furnished to the Securities and Exchange Commission (the “SEC”). These reports, their accompanying exhibits and other documents filed with the SEC may be inspected without charge at the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Copies of such material may also be obtained from the SEC at prescribed rates. The SEC also maintains a website that contains reports, proxy and information statements and other information regarding public companies that file reports with the SEC. Copies of these reports may be obtained on the SEC’s website at www.sec.gov.

By Order of the Board of Directors

/s/ Michael Lakshin
Michael Lakshin
[ * ], 2023 New York, New York	Chairman of the Board/President

bowmo, Inc.

99 Wall Street, Suite 891, New York, N.Y. 1005

(212) 398-0002

INFORMATION STATEMENT

PURSUANT TO SECTION 14

OF THE SECURITIES EXCHANGE ACT OF 1934

AND REGULATION 14C AND SCHEDULE 14C THEREUNDER

November 17, 2022

NOTICE OF STOCKHOLDER ACTION BY WRITTEN CONSENT

IN LIEU OF STOCKHOLDER MEETING

GENERAL INFORMATION

THIS IS NOT A NOTICE OF A SPECIAL MEETING OF STOCKHOLDERS AND NO STOCKHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN. THE ACTIONS DESCRIBED IN THIS INFORMATION STATEMENT HAVE BEEN APPROVED BY HOLDERS OF A MAJORITY OF OUR VOTING CAPITAL STOCK. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. THERE ARE NO DISSENTERS’ RIGHTS OR APPRAISAL RIGHTS WITH RESPECT TO THE ACTIONS DESCRIBED IN THIS INFORMATION STATEMENT.

To the Company’s Stockholders:

This notice and accompanying Information Statement is furnished to the holders of shares of common stock, par value $0.001 per share (our “Common Stock”), of bowmo, Inc., a Wyoming corporation (the “Company”; “we”; “us”; “our”; or, similar terminology). The mailing date of this Information Statement is on or about December 7, 2023. This Information Statement has been filed with the Securities and Exchange Commission (the “SEC”) and is being furnished, pursuant Regulation 14C of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to notify our stockholders of the actions we are taking pursuant to a written consent executed by stockholders representing a majority of the voting power of our capital stock in lieu of a meeting of stockholders.

On November 15, 2023, the record date for determining the identity of stockholders who are entitled to receive this Information Statement (the “Record Date”), we had 40,763,149 shares of Common Stock issued and outstanding, and 1,000,000 shares of Series G Preferred Stock. Each share of the Common Stock entitles the holder to one vote per share; therefore, on the Record Date, the total voting capital stock issued and outstanding amounted to 40,763,149 shares with total voting power of 40,763,149 votes. Holders of the Series G Preferred entitles the holders thereof to vote together as a class with voting rights equal to seventy-eight percent (78%) of all of the issued and outstanding shares of the Common Stock.

No vote or other consent of our stockholders is solicited in connection with this Information Statement. We are not asking you for a proxy and you are requested not to send us a proxy.

NOTICE IS HEREBY GIVEN that stockholders owning 1,000,000 shares of Series G Preferred, or approximately 78% of the voting power of our outstanding voting securities, executed and delivered to the Board of Directors of the Company (the “Board”) a written consent dated November 15, 2023, in lieu of a special meeting of the stockholders of the Company (the “Written Consent”) approving the following action:

(1)	Reduction of the number of authorized shares of Common Stock from Forty Billion (40,000,000,000) to Three Hundred Fifty Million (350,000,000) (the “Authorized Share Reduction”).

Because the Authorized Share Reduction was approved by the written consent of stockholders with voting rights equal of 78% of all of the issued and outstanding shares of Common Stock, no proxies are being solicited with this Information Statement. The Board has also approved the Authorized Share Reduction.

We are not aware of any substantial interest, direct or indirect, by security holders or otherwise, that is in opposition to matters of action being taken. In addition, pursuant to the laws of the State of Wyoming, the actions to be taken by majority written consent in lieu of a special stockholder meeting do not create appraisal or dissenters’ rights.

The Board determined to pursue stockholder action by majority written consent of those shares entitled to vote in an effort to reduce the costs and management time required to hold a special meeting of stockholders and to implement the above action in a timely manner.

The accompanying Information Statement, which describes the Authorized Share Reduction in more detail, is being furnished to all of our stockholders for informational purposes only, pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Stockholders of record at the close of business on the Record Date are entitled to receive this Information Statement.

An Amendment will be filed with the Secretary of State of the State of Wyoming to give effect to the Authorized Share Reduction substantially in the form attached as Annex A to this Information Statement.

Under Section 14(c) of the Exchange Act, actions taken by written consent without a meeting of stockholders cannot become effective until 20 days after the mailing date of this definitive Information Statement, or as soon thereafter as is practicable. We are not seeking written consent from any stockholders other than as set forth above and our other stockholders will not be given an opportunity to vote with respect to the actions taken. All necessary corporate approvals have been obtained, and this Information Statement is furnished solely for the purpose of advising stockholders of the actions taken by written consent and giving stockholders advance notice of the actions taken.

ABOUT THE INFORMATION STATEMENT

What is the Purpose of this Information Statement?

This Information Statement is being furnished pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to notify the Company’s stockholders as of the Record Date of certain corporate actions to be taken pursuant to the consents or authorizations of stockholders representing a majority of the voting rights of the Company’s outstanding capital stock.

What actions were taken by written consent?

Effective as of November 15, 2023, we obtained consent from holders of a majority of the voting capital stock of the Company approving the following corporate action:

(1)	Reduction of the number of authorized shares of Common Stock from Forty Billion (40,000,000,000) to Three Hundred Fifty Million (350,000,000) (the “Authorized Share Reduction”).

How many shares of voting capital stock were outstanding on the date of the consent?

On the date of the written consent, which is the Record Date and the date we received a copy of the consent of the holders of a majority of the voting power of capital stock, there were issued and outstanding 40,763,149 shares of Common Stock and 1,000,000 shares of Series G Preferred. Each share of the Common Stock entitles the holder to one vote per share; therefore, on the Record Date, the total voting capital stock issued and outstanding amounted to 40,763,149 shares with total voting power of 40,763,149 votes. Holders of the Series G Preferred entitles the holders thereof to vote together as a class with voting rights equal to seventy-eight percent (78%) of all of the issued and outstanding shares of the Common Stock.

What vote was obtained to approve the Authorized Share Reduction as described in this Information Statement?

We obtained the written consent in lieu of a meeting from the holders of Series G Preferred Stock, representing approximately 78% of the voting power of our stockholders (the “Consenting Stockholders”). Under the WBCA and the Articles of Incorporation, the affirmative vote of the stockholders holding at least a majority of the voting power of the Company entitled to vote constitutes the vote required to amend the Articles of Incorporation.

Who is entitled to notice?

Each holder of outstanding voting securities, as of the Record Date, will be entitled to notice of the actions. Stockholders as of the close of business on the Record Date that held in excess of fifty-one (51%) of the voting power of the Company’s outstanding shares of voting securities voted in favor of the Approved Corporate Actions.

Is consent to action in lieu of a meeting authorized under Wyoming law?

The WBCA provides that any action required or permitted to be taken at a meeting of stockholders of a corporation may be taken without a meeting if a written consent thereto is signed by the stockholders holding at least the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

This Information Statement is being distributed pursuant to the requirements of Section 14(c) of the Exchange Act to the Company’s stockholders as of the Record Date. The corporate actions described herein will be effective approximately 20 days after the mailing of this Information Statement.

Who is bearing the cost of mailing this Information Statement?

The entire cost of furnishing this Information Statement will be borne by the Company.

What will be the impact of the Authorized Share Reduction on the outstanding shares of the Company’s common stock?

There will be no effect upon the issued shares of the Company’s common stock.

AUTHORIZATION OF AUTHORIZED SHARE REDUCTION

On November 15, 2023, the Board recommended and the Consenting Stockholders approved, believing it to be in the best interests of the Company and its stockholders, to file an amendment to our Articles of Incorporation, to effect the Authorized Share Reduction.

Reason for and Effect of the Authorized Share Reduction

The primary purposes for effecting the Authorized Share Reduction are to:

☐	Provide potential investors with an indication that the Company is committed to the avoidance of significant future dilution of our Common Stock; and

☐	Make our Common Stock a more attractive investment to institutional investors.

Accounting Matters

The Authorized Share Reduction will not have any effect on our balance sheet or on our overall financial condition.

Discretionary Authority of the Board to Abandon Authorized Share Reduction

The Board reserves the right to abandon the Authorized Share Reduction without further action by our stockholders at any time before the effectiveness of the filing with the Secretary of State of Wyoming of the Articles of Amendment.

DISSENTERS’ AND APPRAISAL RIGHTS

Neither Wyoming law, the Articles of Incorporation, nor our Bylaws provide for appraisal or other similar rights for dissenting stockholders in connection with this proposal. Accordingly, our stockholders will have no right to dissent and obtain payment for their shares, and we will not independently provide stockholders with any such right.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of our common stock as of November 15, 2023, by the following persons:

☐	Each person who is known to be the beneficial owner of more than 5% of our issued and outstanding shares of common stock,

☐	Each of our named executive officers (as defined in Item 402 of Regulation S-K) and directors, and

☐	All of our directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules and regulations of the SEC. The number of shares and the percentage beneficially owned by each individual listed above include shares that are subject to options held by that individual that are immediately exercisable or exercisable within 60 days from November 15, 2023, and the number of shares and the percentage beneficially owned by all officers and directors as a group includes shares subject to options held by all officers and directors as a group that are immediately exercisable or exercisable within 60 days from November 15, 2023.

The information provided herein is based upon a list of our shareholders and our records with respect to the ownership of warrants and options to purchase securities in our company. The percentages in the table have been calculated on the basis of treating as outstanding for a particular person all shares of our common stock outstanding on that date and all shares of our common stock issuable to that holder in the event of exercise of outstanding options, warrants, rights, or conversion privileges owned by that person at that date which are exercisable within 60 days of that date. Except as otherwise indicated, the persons listed below have sole voting and investment power with respect to all shares of our common stock owned by them, except to the extent that power may be shared with a spouse.

As of November 15, 2022, there were 40,763,149 shares of our Common Stock outstanding. In addition, the following shares of preferred stock were outstanding:

Series AA and Super Convertible Preferred Stock, has a par value of $0.001, may be converted at the holder’s election into shares of common stock at the conversion rate of one share of common stock for one share of Preferred Stock. As of November 15, 2023, there are no shares of Series AA and Super preferred stock outstanding.

Series A Convertible Preferred Stock, has a par value of $0.01, may be converted at the holder’s election into shares of common stock at the conversion rate of ten shares of common stock for one share of Series A Preferred Stock. Each share is entitled to 10 votes, voting with the common stock as a single class, has liquidation rights of $2.00 per share and is not entitled to receive dividends. As of November 15, 2023, there are 3,381,520 shares of Series A preferred stock issued.

Series B Convertible Preferred Stock, has a par value of $0.01, may be converted at the holder’s election into shares of common stock at the conversion rate of 4,000 shares of common stock for one share of Series B Preferred Stock. Each share is entitled to 4,000 votes, voting with the common stock as a single class, has liquidation rights of $0.01 per share and is not entitled to receive dividends. As of November 15, 2023, there are 5,000 shares of Series B preferred stock issued.

Series C Convertible Preferred Stock, has a par value of $0.01, may be converted at the holder’s election into shares of common stock at the conversion rate of 400 shares of common stock for one share of Series C Preferred Stock. Each share is entitled to 400 votes, voting with the common stock as a single class, has liquidation rights of $0.01 per share and is entitled to receive four hundred times the dividends declared and paid with respect to each share of Common Stock. As of November 15, 2023, there are 5,000,000 shares of Series C preferred stock issued.

Series D Convertible Preferred Stock, has a par value of $0.0001, may be converted at a ratio of the Stated Value plus dividends accrued but unpaid divided by the fixed conversion price of $0.0015, which conversion price is subject to adjustment. Series D is non-voting, has liquidation rights to be paid in cash, before any payment to common or junior stock, 140% of the Stated Value ($2.00) per share plus any dividends accrued but unpaid thereon and is entitled to 8% cumulative dividends. As of November 15, 2023, there are 125,000 shares of Series D preferred stock issued.

Series E Convertible Preferred Stock has a par value of $0.001, and a stated value of $1.00 per share, subject to adjustment. The shares of Series E Convertible Preferred Stock can convert at a conversion price that is equal to the amount that is 61% of the lowest trading price of the Company’s common stock during the 20 trading days immediately preceding such conversion. The shares of Series E Convertible Preferred Stock are subject to redemption by the Company at its option from the date of issuance until the date that is 180 days therefrom, subject to premium that ranges from 120% to 145%, increasing by 5% during each 30-day period following issuance. Series E carries a 12% cumulative dividend, which will increase to 22% upon an event of default, is non-voting, and has liquidation rights to be paid in cash, before any payment to common or junior stock. As of November 15, 2023, there are 0 shares of Series E preferred stock issued.

Series F Convertible Preferred Stock, has a par value of $0.001, may be converted at the holder’s election into shares of common stock at the current conversion rate of 93,761,718 shares of common stock for one share of Series F Preferred Stock. Each share is entitled to 93,761,718 votes, voting with the common stock as a single class, has no liquidation rights and is not entitled to receive dividends. As of November 15, 2023, there are 101 shares of Series F preferred stock issued.

Series G Convertible Preferred Stock, has a par value of $0.001, may be converted at the holder’s election into shares of common stock for a period ending 18 months following issuance at the conversion rate that will result, in the aggregate, in the holders of Series G Preferred Stock receiving that number of shares of Common Stock which equals Seventy Eight Percent (78%) of the total issued and outstanding shares of commons stock of the company on a fully diluted basis. The Series G Preferred Stock shall vote with the common stock as a single class, has liquidation rights of $0.001 per share and is entitled to receive an annal dividend of 6% of the Stated Value (the “Divided Rate”), which shall be cumulative, payable solely upon redemption, liquidation, or conversion. As of November 15, 2023, there are 1,000,000 shares of Series G preferred stock issued.

Name of Beneficial Owner	Type of Shares	Number of Shares Held	Percentage of Ownership of Common Stock Beneficially Owned
Directors and Officers:

Edward Aizman	Series G Preferred	558,000	43%

Michael Lakshin	Series G Preferred	442,000	35%

Conrad Huss	Series B Preferred	5,000	0.04%

Conrad Huss	Series C Preferred	5,000,000	3.66%

Conrad Huss	Series F Preferred	101	0.0%

5% Stockholders:

None

Series H Convertible Preferred Stock, has a par value of $0.001, may be converted at the holders’ election into that number of shares of common stock which shall equal Twelve Percent (12%) of the total issued and outstanding shares of Common Stock on a fully diluted basis, with anti-dilution rights until twelve (12) months from the Issuance Date.

FORWARD-LOOKING STATEMENTS AND INFORMATION

This Information Statement includes forward-looking statements. You can identify the Company’s forward-looking statements by the words “expects,” “projects,” “believes,” “anticipates,” “intends,” “plans,” “predicts,” “estimates” and similar expressions.

The forward-looking statements are based on management’s current expectations, estimates and projections about us. The Company cautions you that these statements are not guarantees of future performance and involve risks, uncertainties and assumptions that we cannot predict. In addition, the Company has based many of these forward-looking statements on assumptions about future events that may prove to be inaccurate. Accordingly, actual outcomes and results may differ materially from what the Company has expressed or forecasted in the forward-looking statements.

You should rely only on the information the Company has provided in this Information Statement. The Company has not authorized any person to provide information other than that provided herein. The Company has not authorized anyone to provide you with different information. You should not assume that the information in this Information Statement is accurate as of any date other than the date on the front of the document.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

The Securities and Exchange Commission (the “Commission”) has adopted rules that permit companies to deliver a single Information Statement to multiple stockholders sharing an address unless a company has received contrary instructions from one or more of the stockholders at that address. This means that only one copy of the Information Statement may have been sent to multiple stockholders in your household. If you prefer to receive separate copies of the Information Statement either now or in the future, please contact our Corporate Secretary either by calling (212) 398-0002 or by mailing a request to Attn: Corporate Secretary, 99 Wall Street, Suite 891, New York, N.Y. 1005. Upon written or oral request to the Corporate Secretary, the Company will promptly provide a separate copy of the Information Statement. In addition, stockholders at a shared address who receive multiple copies of the Information Statement may request to receive a single Information Statement in the future in the same manner as described above.

ADDITIONAL INFORMATION

The Company is subject to the informational requirements of the Exchange Act and in accordance therewith files reports, proxy statements and other information including annual and quarterly reports on Form 10-K and 10-Q with the Commission. The Commission maintains a web site on the Internet (www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission through the Electronic Data Gathering, Analysis and Retrieval System (also known as “EDGAR”).

The Company will make available a copy of the documents we file with the Commission as soon as reasonably practicable after filing these materials with the Commission. The information provided on our website is not part of this Information Statement, and therefore is not incorporated by reference. Copies of any of these documents may be obtained free of charge on our website.

By Order of the Board of Directors

/s/ Michael Lakshin
Michael Lakshin
Chairman of the Board/President

[ * ], 2023

New York, New York

ANNEX A

PROFIT CORPORATION

ARTICLES OF

AMENDMENT OF

BOWMO, INC.

bowmo, Inc., a Wyoming corporation (the “Corporation”), hereby certifies as follows:

1. The Articles of Incorporation are hereby amended to add the quoted language to Article 10 as follows:

“The authorized shares of Common Stock shall be Three Hundred Fifty Million (350,000,000).”.

1.	This Amendment does not provide for an exchange, reclassification, or cancellation of issued shares.

2.	This Amendment was duly adopted on November 15, 2023.

3.	This Amendment was adopted in accordance with W.S. 17-16-821 of the Business Corporation Act of the State of Wyoming by the Board of Directors of the Corporation by written consent in lieu of a meeting and in accordance with W.S. 17-16-704 of the Business Corporation Act of the State of Wyoming by affirmative vote of the holders of a majority of all outstanding shares of Common Stock entitled to vote thereon by written consent in lieu of a meeting.

IN WITNESS WHEREOF, the Corporation has caused Articles of Amendment to the Articles of Incorporation to be signed as of ________, 20_____, by its Chairman of the Board and President, Michael Lakshin.

BOWMO, INC.

By:
Michael Lakshin
Chairman of the Board/President

A-1